   As filed with the Securities and Exchange Commission on September 21, 2000
                                              Registration No. 333 - 44970

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------
                               AVANT! CORPORATION
             (Exact Name of Registrant as Specified on Its Charter)

                DELAWARE                              94-3133226
(State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              46871 Bayside Parkway
                                Fremont, CA 94538
              (Address of Principal Executive Offices and Zip Code)

                                   -----------
                      2000 STOCK OPTION/STOCK ISSUANCE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plans)

                                  Viraj J. Patel
                         Principal Financial Officer and
                           Principal Accounting Officer
                              46871 Bayside Parkway
                                Fremont, CA 94538
                                 (510) 413-8000
                    (Name and Address, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   -----------
                                    Copy to:
                               Susan Thorner, Esq.
                              Phyllis Solomon, Esq.
                           Farella Braun & Martel LLP
                              235 Montgomery Street
                          San Francisco, CA 94104-3159

                         Calculation of Registration Fee



------------------------------------------ -------------------- --------------------- -------------------- ------------------

Title of securities to be registered       Amount to be         Proposed              Proposed maximum     Amount of
                                           registered           maximum offering      aggregate offering   registration fee
                                                                price per share       price
------------------------------------------ -------------------- --------------------- -------------------- ------------------


               SEE BELOW*                         N/A*                  N/A*                 N/A*                N/A*

------------------------------------------ -------------------- --------------------- -------------------- ------------------


* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-44970. Therefore, no further registration fee is required.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 of Part II is hereby replaced in its entirety as follows:

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference in this Amendment to the Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

          a. The Company's Amendment No. 1 on Form 10-K/A to Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Commission on May 1, 2000;

          b. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          c. The Company's Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2000;

          d. The Company's Quarterly Report on Form 10-Q for the calendar quarter ended June 30, 2000;

          e. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since December 31, 1999; and

          f. The description of the Company's capital stock contained in the Company's Registration Statement No. 0-25864 on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on April 12, 2000 pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

ITEM 8. EXHIBITS.

                 23.1      Consent of Independent Auditors

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 21st day of September, 2000.

                                         AVANT! CORPORATION

                                         By:           *
                                            -------------------------
                                            Gerald C. Hsu, President and
                                            Chief Executive Officer

                                            /s/  VIRAJ J. PATEL
                                            -------------------------
                                            Viraj J. Patel, Principal Financial
                                            Officer and Principal Accounting
                                            Officer

                                            */s/ VIRAJ J. PATEL
                                            -------------------------
                                            Attorney-in-Fact

         Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons, in the capacities indicated on the 21st day of September, 2000.

             SIGNATURE                                    TITLE



                                    President, Chief Executive Officer and Chairman
                   *                          of the Board of Directors
        -------------------------           (Principal Executive Officer)
         Gerald C. Hsu

                                          Principal Financial Officer and
        /s/ VIRAJ J. PATEL                  Principal Accounting Officer
        -------------------------
         Viraj Patel

                   *                                  Director
        -------------------------
         Moriyuki Chimura

                   *                                  Director
        -------------------------
         Charles St. Clair

                   *                                  Director
        -------------------------
         Kenneth Tai

                   *                                  Director
        -------------------------
         Daniel D. Taylor

        */s/ VIRAJ J. PATEL
        -------------------------
         Viraj J. Patel
         Attorney-in-Fact


                                  EXHIBIT INDEX


EXHIBIT NO.                                  DESCRIPTION


     23.1                           Consent of Independent Auditors
